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                                                                    EXHIBIT 10.7

                    FORM OF HCRI SHORTFALL FUNDING AGREEMENT


              THIS AGREEMENT ("AGREEMENT") is made as of the Documentation Date by and among Financial Care Investors of [____________], LLC, a Delaware limited liability company (the "LESSEE"), the member of Lessee listed on Schedule A attached hereto (collectively, and jointly and severally, the "MEMBER") and Balanced Care Corporation, a Delaware corporation ("BCC").

                                   WITNESSETH

              WHEREAS, the Member constitutes the holder of all equity interests in the Lessee; and

              WHEREAS, Lessee executed and delivered the Lease Agreement dated as of the Documentation Date (the "LEASE") between Lessee and [____________], Inc., a [____________] corporation (the "LESSOR"), whereby Lessee leased from Lessor property, together with all improvements built or to be built thereon, located in [__________________] as more fully described in the Lease (the "PROPERTY"); and

              WHEREAS, the Lessee and Balanced Care at [_____________], Inc., a Delaware corporation (the "MANAGEMENT FIRM") have entered into that certain Management Agreement dated as of the Documentation Date (the "MANAGEMENT AGREEMENT") whereby Lessee has appointed the Management Firm as the exclusive manager and operator of the Facility; and

              WHEREAS, Lessor and BCC Development and Management Co., a Delaware corporation ("Developer") have entered into a Construction Disbursing Agreement dated as of the Documentation Date (the "Development Agreement") for the purpose of developing the Facility; and

              WHEREAS, the Developer and the Management Firm are wholly-owned subsidiaries of BCC; and

              WHEREAS, the Member, pursuant to the Senior Credit Documents, will borrow certain funds from Lessor, which funds will be contributed to Lessee to be used exclusively to fund 85% of the Working Capital Reserve; and

              WHEREAS, Lessee and the Member will deposit the Equity Capital Portion, and cause to be contributed the Senior Loan Capital Portion, of the Working Capital Reserve into the Collateral Account as specifically provided in this Agreement to fund the Working Capital Reserve (to be used to fund Shortfalls); and

              WHEREAS, upon depletion of the Working Capital Reserve, BCC intends to make Advances to the Lessee, on the terms and conditions herein stated, to fund continuing Shortfalls; and

              WHEREAS, BCC is willing to fund Advances to Lessee covering Shortfalls upon depletion of the Working Capital Reserve only on the terms and conditions provided in this Agreement.
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              NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
                               FUNDING SHORTFALLS

              SECTION 1.01 FUNDING; CAPITALIZATION OF LESSEE; WORKING CAPITAL RESERVE. (a) The Member hereby agrees to contribute capital to the Lessee to fund the working capital needs of the Lessee. Such funds shall be contributed as follows: (i) 85% of the working capital needs of Lessee shall be provided from the proceeds of loans made to the Member under the Senior Credit Documents (which proceeds shall be contributed as equity by the Member to the capital of Lessee and deposited in the Collateral Account as provided herein and in the Deposit Agreement) (the "Senior Loan Capital Portion") and (ii) 15% of the working capital needs of the Lessee shall be provided as equity contributions of the Member to the Lessee, without the Member or its equity owner(s) in any manner borrowing or otherwise incurring any Indebtedness to fund such portion of the working capital (the "Equity Capital Portion"). The Equity Capital Portion of the working capital shall be contributed by the Member to the Lessee, and the Lessee to the Collateral Account, on a pro rata basis with the contribution of the Senior Loan Capital Portion by the Member to the Lessee and the Lessee to the Collateral Account. In no event shall the Equity Capital Portion and the Senior Loan Capital Portion exceed in the aggregate $[__________]. Upon demand and from time to time, the Member shall provide to the Lessor and BCC evidence in reasonable form that the Member has sufficient capital to fund the Equity Capital Portion as required in this Agreement.

              In order for the foregoing to occur, BCC or the Management Firm will from time to time request by written notice to the Member and the Lessor that the foregoing Fundings be made into the Collateral Account to fund the Working Capital Reserve. No Fundings may be made into the Collateral Account until such time as BCC or the Management Firm so requests; provided, however, such request shall be made no less than seven (7) business days prior to the required time of making the Funding into the Collateral Account. Any notice of a Funding requested pursuant to this subsection shall state the total amount of the Funding being requested at that time, the date on which such Funding is to be made, wiring instructions for placement of the Funding into the Collateral Account, the total amount of Fundings that the Member may in the future be required to make into the Collateral Account pursuant to this Agreement for the Equity Capital Portion and the total amount of Fundings the Lessor may in the future be required to make into the Collateral Account under the Senior Credit Documents for the Senior Loan Capital Portion. The Funding request notice shall also state in reasonable detail the uses for the Funding, which may only include uses for the working capital needs for the Facility, including pre-opening costs, marketing costs, rental payments, employee costs, training costs and all other costs and expenses customarily incurred in connection with the start-up of the operation of an assisted care facility. If the Member has an objection to the Funding request, the Member shall inform BCC in writing of such objection, providing reasonable detail. Such objection must be received by BCC within four
(4) business days after receipt by Member of the Funding request and all information required to be provided. Failure by the Member to timely object to the Funding request shall constitute a waiver on the part of the Member of any right to object to such request, and the Member will thereafter timely make Fundings into the Collateral Account as provided in this Agreement and the other Transaction Documents. In no event shall the Member


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or the Lessee be liable, and no Event of Default will occur hereunder or under the other Transaction Documents, if Lessor fails to fund loans under the Senior Credit Documents, so long as the Member has otherwise deposited the Equity Capital portion into the Collateral Account; and has caused to be deposited into the Collateral Account all proceeds of loans actually funded by the Lessor pursuant to the Senior Credit Documents.

Time is of the essence with respect to each contribution of the Equity Capital Portion and the Senior Loan Capital Portion described in this Section 1.01(a).

              (b) The contributions described in Section 1.01 (a) shall be made directly into the Collateral Account. Each contribution of funds into the Collateral Account as provided in this Section 1.01 (both the Equity Capital Portion and the Senior Loan Capital Portion) is referred to herein as a "FUNDING", and the aggregate of all Fundings required to be made hereunder is collectively referred to as the "WORKING CAPITAL RESERVE").

              (c) In the event that the Member defaults in the timely payment of Fundings for the Equity Capital Portion into the Working Capital Reserve as provided in Section 1.01 (a), BCC shall have the right (in addition to all other rights hereunder and under the other Transaction Documents in the case of a Default or Event of Default) at any time thereafter, but not the obligation, to require that the Member sell all of the Equity Interests to BCC or its designee in the manner provided for in the Option Agreement; provided, however, the purchase price for the Equity Interests shall be the amount of Fundings actually deposited by the Member into the Collateral Account, plus the Current Yield (as defined in the Option Agreement) calculated on a pro-rata basis on the amount of funds actually contributed into the Senior Loan Capital Portion or the Equity Capital Portion of the Working Capital Reserve, as the case may be, from the date of deposit through the date of Closing. In such event, all terms and conditions of the sale applicable to the Option, including concurrent compliance with Article 18 of the Lease, (provided that BCC or a BCC Affiliate acquires the equity or assets of the Lessee) shall be equally applicable to the sale under this Section 1.01(c), and the failure by the Member to close on such sale within 3 days after written notice from BCC (time being of the essence) shall constitute an Event of Default. All amounts borrowed by the Member under the Senior Credit Documents shall be repaid to the Lessor from the proceeds of the purchase described in this subsection (c).

              (d) The Member and the Lessee acknowledge and agree that (i) each Funding constitutes the capital contribution of the Member to the Lessee (provided, that BCC acknowledges that the Senior Loan Capital Portion of such Funding constitutes Indebtedness of the Member pursuant to the Senior Credit Documents), (ii) each Funding is not in any way to be construed as Indebtedness of Lessee nor to be construed as evidence of a loan from any Member to the Lessee, (iii) Lessor, BCC, and the Management Firm may (without notice to Lessee or Member, and whether acting alone or together) withdraw funds from the Working Capital Reserve in the Collateral Account to fund Shortfalls with respect to the Facility in accordance with the Transaction Documents and the Lease Documents and (iv) the Working Capital Reserve may be used only for the funding of Shortfalls.

              SECTION 1.02 ADVANCES. Upon complete depletion of the Working Capital Reserve, and to the extent thereafter of any Shortfall, BCC hereby agrees to advance from time to time funds to the Lessee upon no less than three
(3) days prior written notice, upon the terms and conditions provided herein (each advance being an "ADVANCE" and collectively, the


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"ADVANCES"). Advances shall be evidenced by one or more promissory notes issued by the Lessee in the form attached hereto as Exhibit A (the "NOTES"). The Notes shall mature on the Maturity Date. Interest shall accrue on the Notes at the Prime Rate as announced from time to time in the Wall Street Journal (or, in the event of the discontinuance of the publishing of the Prime Rate in the Wall Street Journal, such other source as the parties may agree), and shall be payable on the Maturity Date. All sums owed under the Notes and hereunder to BCC, and all other obligations and covenants under the Transaction Documents applicable to Lessee and the Member (including the obligations of the Member under the Option Agreement), together with all interest payable under the Transaction Documents and all other costs and expenses payable by Lessee or any Member to or for the benefit of BCC or any BCC Affiliate (including indemnification and defense obligations) are referred to herein as the "OBLIGATIONS".

              SECTION 1.03 ASSET PURCHASE OPTION. The Lessee and the Member hereby grant to BCC an option (the "ASSET PURCHASE OPTION") to purchase all of the assets of the Lessee (including the option to take an assignment of the Lease) for the Asset Purchase Price. The Asset Purchase Option may be exercised by BCC by providing written notice to the Lessee at any time during the term of the Lease. The closing of the purchase of the assets of the Lessee shall take place within 30 days after BCC exercises the Asset Purchase Option at such location in Pennsylvania as BCC may designate. At the closing of the asset purchase, the Lessee shall transfer, assign and convey to BCC (or its designee) all assets of Lessee, free and clear of all Liens and restrictions of any kind or nature, except for Liens or restrictions in favor of the Lessor pursuant to the Lease Documents or in favor of BCC pursuant to the Transaction Documents (provided, however, Liens in favor of BCC securing Advances or other Obligations shall be paid in full by Lessee and the Member at the closing of the asset purchase). The Lessee (and the Member if requested by BCC) shall execute and deliver at the closing of the asset purchase an assignment of lease (assigning the Lease to the purchaser), a bill of sale conveying all other assets of the Lessee and such other documents and instruments as BCC may reasonably request, all in form and substance reasonably satisfactory to BCC. The "ASSET PURCHASE PRICE" as used herein shall mean (i) all amounts actually funded into the Working Capital Reserve (including amounts funded with borrowings by the Member under the Senior Credit Documents), plus (ii) an amount (calculated as a yearly return) equal to the Current Yield, calculated pro-rata, of the Working Capital Reserve actually funded through Fundings, compounded annually through the closing date, plus (iii) the aggregate amount of all Advances and all other Obligations due and payable by Lessee or the Member to BCC or a BCC Affiliate through the closing date (exclusive of the Management Fee), minus (iv) any payments made to the Member under the Option Agreement through the closing date of the asset purchase. All Senior Loan Obligations shall be paid in full from the Asset Purchase Price on the closing date. All Advances and all other Obligations due and payable by Lessee or the Member to BCC or a BCC Affiliate through the closing date of the asset purchase shall be payable from the Asset Purchase Price to BCC or the BCC Affiliate, as appropriate. The right of BCC to exercise the Asset Purchase Option is subject in every case to full compliance with the provisions of Section 10 of the Option Agreement and Article 18 of the Lease. Notwithstanding any provision to the contrary contained in the Transaction Documents, the provisions of this Section 1.03 shall be subject in all respects to the terms and conditions of Section 7(c) of the Option Agreement.

              SECTION 1.04 TRANSACTION DOCUMENTS. In addition to the Notes, and to better secure the performance of Lessee hereunder and under the other Transaction Documents, Lessee and the Member (as applicable) have executed and delivered to Lessor or BCC (as applicable) the following:


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                   (i)   the Lease and the other Lease Documents to which it is
              a party;

                   (ii) {REVOLVING CREDIT/FUTURE ADVANCES LEASEHOLD MORTGAGE} {OPEN END LEASEHOLD MORTGAGE}in the form attached hereto as Exhibit B encumbering the Property in favor of BCC (the "LEASEHOLD MORTGAGE");

                   (iii) the Deposit Pledge Agreement and the Pledge Agreement;
              and

                   (iv) such other documents, certificates, powers, affidavits and instrument as BCC may reasonably request.

              In addition to the foregoing documents, the Member has executed and delivered to BCC the Option Agreement (the "OPTION AGREEMENT") substantially in the form attached hereto as Exhibit C, whereby each Member has agreed that BCC shall have an option to purchase the equity interest of each Member in Lessee, on the terms and conditions provided therein.

              SECTION 1.05 INTEREST PAYMENTS. In no event shall the amount of interest due or payable pursuant to any Transaction Document exceed the maximum rate of interest allowed by Law and, in the event any such payment is inadvertently paid by the Lessee or the Member or inadvertently received by BCC or any BCC Affiliate, then such excess sum shall be credited as a payment of principal due to BCC or any BCC Affiliate. It is the express intention of the parties hereto that neither the Lessee nor the Member pay to BCC, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Lessee.

              SECTION 1.06 INTENTION. It is the intention of BCC, the Member and Lessee that (i) the Management Firm operate the Facility pursuant to the Management Agreement and that Lessee act as a passive investor with respect to the Facility (provided, however, nothing contained herein or in any other Transaction Document shall limit the Member from taking a position that, for purposes of Federal and State income taxes, the Member is actively participating in the operations of the Facility such that taxable income and losses arising in connection with the Member's participation in the operations of the Facility, together with the Member's participation in the operations of other facilities that are similar to the Facility, will qualify as non-passive taxable income or loss for purposes of Section 469 of the Internal Revenue Code of 1986, as amended, and any corresponding State tax Law), (ii) Lessee include on its financial statements all revenue and losses with respect to the Facility during the term of this Agreement for financial accounting purposes, and (iii) Advances made hereunder and all other obligations of Lessee and the Member under the Transaction Documents be secured by the Leasehold Mortgage and Pledge Agreement, but subject to the rights of Lessor under the Lease, regardless of any bankruptcy, insolvency, receivership or similar proceedings instituted by or against Lessee. BCC, each Member and Lessee agree to take no position inconsistent with the intention of the parties as herein stated.



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                                   ARTICLE II
                             CONDITIONS TO ADVANCES

              SECTION 2.01 CONDITIONS PRECEDENT TO ADVANCES. The obligations of BCC to accept delivery of the Transaction Documents and make Advances are subject to the condition precedent that BCC receives the following five days prior to the making of any Advance, in form and substance satisfactory to BCC:

              (a) the Note(s);

              (b) the Working Capital Assurance Agreement;

              (c) the Leasehold Mortgage;

              (d) the Option Agreement;

              (e) the Management Agreement;

              (f) a certificate of the Secretary of State of the State of Delaware stating that the Lessee is duly organized, validly existing and in good standing in such state; and a certificate of the Secretary of State of the jurisdiction in which the Facility is located stating that Lessee has duly qualified to conduct business and is in good standing in such state;

              (g) a certified copy of the Operating Agreement of the Lessee and the Member, together with certified resolutions or authorizations of the Lessee and the Member granting the power to Lessee and the Member to enter into and perform the Transaction Documents;

              (h) all other Transaction Documents;

              (i) the Lease and all other Lease Documents; and

              (i) such other affidavits, documents, certificates, statements and instruments as BCC may reasonably request.

              SECTION 2.02 ADDITIONAL CONDITIONS PRECEDENT TO ADVANCES. The obligation of BCC to accept delivery of the Transaction Documents and consummate this transaction, and to make any Advance, shall be further subject to the condition precedent that:

              The following statements shall be true and correct (and the delivery by the Lessee and the Member of the Transaction Documents shall be deemed to constitute a representation and warranty by the Lessee and the Member that such statements are true on such date):

                   (i) The representations and warranties contained in Article III of this Agreement and the other Transaction Documents are true and correct in all material respects on and as of date of the execution and delivery of this Agreement, at the time of each Advance, and as of each date until the Obligations are satisfied in full; and


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                   (ii)  No event has occurred and is continuing which
              constitutes a Default or an Event of Default under any of the Transaction Documents.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

              SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE LESSEE. The Lessee and the Member represent and warrant as follows:

              (a) ORGANIZATION; QUALIFICATION. The Lessee is a limited liability company, duly formed, validly existing and in good standing under the laws of State of Delaware, has qualified to do business in the State in which the Facility is located, and has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted.

              (b) POWER; AUTHORITY. The execution, delivery and performance by the Lessee of this Agreement and the other Transaction Documents to which it is a party are within the Lessee's power and have been duly authorized by all necessary action, and this Agreement and the other Transaction Documents to which Lessee is a party have been duly executed and delivered by the duly authorized Manager of the Lessee.

              (c) APPROVAL OR CONSENTS. No approval or consent of any foreign, domestic, federal, state or local authority is required for the due execution, delivery and performance by each of Lessee and the Member of this Agreement or any other Transaction Document to which it is a party and the execution, delivery and performance by each of Lessee and the Member of this Agreement and the other Transaction Documents to which it is a party do not conflict with, and will not result in the breach of or default under, any contract, agreement or other document or instrument to which the Lessee or the Member are a party or by which their properties are bound.

              (d) BINDING OBLIGATIONS. This Agreement and the other Transaction Documents to which each of Lessee and the Member is a party are legal, valid and binding obligations of the Lessee and the Member enforceable against each of Lessee and the Member in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

              (e) LITIGATION. To Lessee's and the Member's knowledge, there is no pending or threatened action, suit or proceeding against or affecting the Lessee before any court, governmental agency or arbitrator.

              (f) APPLICABLE LAW. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Lessee is a party, and the borrowings hereunder, do not and will not, by the passage of time, the giving of notice or otherwise, violate any Law applicable to the Lessee.


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
              (g) TITLE AND CONDITION OF ASSETS. Except for Lessee's leasehold interest in the Lease and except as otherwise provided in the Senior Credit Documents, the Lessee has good, marketable and legal title to its properties and assets. The Lessee has a good and valid leasehold interest in the Lease.

              (h) LIENS. None of the properties and assets of the Lessee are subject to any Lien or other charge other than Liens in favor of Lessor pursuant to the Lease and the Senior Loan Documents, BCC as provided herein, or a BCC Affiliate ("PERMITTED LIENS"), and the execution, delivery and performance by the Lessee of this Agreement and the other Transaction Documents to which it is a party will neither result in the creation of any Lien or other charge upon any of the Lessee's properties or assets, nor cause a default under any agreements to which Lessee is a party.

              (i) SECURITY. Upon the consummation of this transaction, BCC will have a valid and perfected mortgage lien in the Lease, and a valid and perfect security interest in the Equity Interest.

              (j) TAX RETURNS AND PAYMENTS. All federal, state and other tax returns of the Lessee required by Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Lessee and its properties, income, profits and assets which are due and payable have been paid.

              (k) NO EMPLOYEES. The Lessee has no employees for which it is required to comply with the Employment Retirement Income Security Act of 1974.

              (l) ABSENCE OF DEFAULTS. To the knowledge of the Lessee and Member, no event has occurred, which has not been remedied, cured or waived, which constitutes, or with the passage of time or giving of notice or both would constitute, a Default or an Event of Default under any Transaction Document or Lease Document or which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Lessee under any agreement or judgment, decree or order, to which the Lessee is a party or by which the Lessee or any of its properties may be bound.

              (m) SUBSIDIARIES. The Lessee does not own, directly or indirectly, of record or beneficially, any of the voting stock of any class or classes of, or any other voting interests of, any Entity.

              (n) INVESTMENT COMPANY. Neither the Lessee nor the Member is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              (o) PUBLIC UTILITY COMPANY. Neither the Lessee nor the Member is a "holding company" or a "subsidiary company", or an "affiliate" of a "holding company", within the meaning of the Public Holding Company Act of 1935, as amended.

              (o) SECURITIES REPRESENTATIONS. Neither the Lessee, the Member nor any agent, broker, dealer or other person or entity has offered or sold any equity interests in Lessee or the Member in violation of the 1933 Act or any state securities laws.


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
              (q) CAPITAL CONTRIBUTIONS. All Indebtedness (if any) incurred by any Member or equity owner of any Member to fund the capital contributions to Lessee or any Member (including Indebtedness used to make Fundings) constitutes full recourse Indebtedness against such Member or equity owners (as appropriate), and such Indebtedness is not limited in collection to any particular asset of the person or Entity incurring such Indebtedness.

              SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF BCC. BCC represents and warrants as follows: (i) this Agreement and all other Transaction Documents to which BCC is a party constitute legal, valid and binding obligations of BCC, were duly authorized, executed and delivered by BCC, and are fully enforceable against BCC in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights, (ii) BCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement and the other Transaction Documents to which BCC is a party; (iii) neither this Agreement nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which BCC is a party, (iv) no approval or consent of any foreign, domestic, federal, state or local authority is required for the due execution, delivery and performance by BCC of this Agreement or any other Transaction Document to which BCC is a party and the execution, delivery and performance by BCC of this Agreement and the other Transaction Documents to which BCC is a party do not conflict with, and will not result in the breach of or default under, any contract, agreement or other document or instrument to which BCC is a party or by which its properties are bound, (v) there is no pending or (to BCC's knowledge) threatened action, suit or proceeding against or affecting BCC before any court, governmental agency or arbitrator that would materially and adversely affect BCC's ability to perform its obligations hereunder or under the other Transaction Documents to which BCC is a party and
(vi) the execution, delivery and performance of this Agreement and the other Transaction Documents to which BCC is a party do not and will not, by the passage of time, the giving of notice or otherwise, violate any Law applicable to BCC.


                                   ARTICLE IV
                             COVENANTS OF THE LESSEE

              SECTION 4.01 AFFIRMATIVE COVENANTS. So long as BCC or any BCC Affiliate shall have any commitment or Obligation owed to it hereunder or under the other Transaction Documents, the Lessee will and the Member shall cause the Lessee to:

              (a) COMPLIANCE WITH LAWS; ETC. {INTENTIONALLY OMITTED}

              (b) MAINTENANCE OF INSURANCE. {INTENTIONALLY OMITTED}

              (c) NOTICE OF LITIGATION AND OTHER MATTERS. Promptly give notice to BCC of the following: (i) any actions, suits or proceedings instituted against the Lessee or the Member; (ii) any change in the chief executive office, principal place of business or location of the books and records of the Lessee or the Member and (iii) the occurrence of a Default or an Event of Default.

              (d) MAINTENANCE OF PROPERTY. {INTENTIONALLY OMITTED}


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
              (e) PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Preserve and maintain Lessee's and Member's existence under the Laws of the state of formation, and preserve and maintain Lessee's and Member's rights, franchises, licenses and privileges in such state as a limited liability company, and qualify and remain qualified and authorized to do business in such state.

              (f) BUSINESS. {INTENTIONALLY OMITTED}

              (g) FURTHER ASSURANCES. At BCC's request, from time to time, execute, acknowledge or take such further action as BCC may reasonably require to effectuate the purposes of this Agreement and the purposes of the other Transaction Documents.

Provided, however, notwithstanding any provision to the contrary contained in this Section 4.01, Lessee shall not be in Default hereunder to the extent that the obligations described in this Section 4.01 are required to be performed by the Management Firm under the Management Agreement.

              SECTION 4.02 NEGATIVE COVENANTS. So long as BCC or any BCC Affiliate shall have any commitment or Obligation owed to it hereunder or under the other Transaction Documents, the Lessee will not, and no Member will cause the Lessee to, without the prior written consent of BCC:

              (a) LIENS CREATED BY LESSEE. Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, other than Permitted Liens.

              (b) DISTRIBUTIONS. Until the Senior Loan Obligations are paid in full, make any distribution of cash or other property to the Member or declare or pay any dividend or distribution on any securities of Lessee.

              (c) OTHER BUSINESS. Engage in any business venture or enter into any agreement with respect to any business venture, except as expressly provided in the Transaction Documents with respect to the Facility.

              (d) TRANSFER OF ASSETS. Except as expressly contemplated in the Transaction Documents to BCC or an Entity designated by BCC or otherwise as expressly permitted in Section 18.3 of the Lease, convey, transfer, lease, sublease, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or Entity. The restrictions of this Subsection shall include a prohibition on any assignment, pledge, hypothecation or other transfer of the Lease (including by operation of Law) or sublease or license of the Facility, except to BCC or a BCC Affiliate in accordance with the terms and conditions of the Lease or otherwise as expressly permitted in Section 18.3 of the Lease.

              (e) INDEBTEDNESS FOR BORROWED MONEY. Create, assume, guaranty or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness, except Indebtedness incurred to

BCC or a BCC Affiliate under the Transaction Documents or Indebtedness incurred to Lessor as expressly provided in the Lease Documents and the Senior Credit Documents.

              (f) CREATION OF AFFILIATES. Form, organize or participate in the formation or organization of any Entity, or make any investment in any newly formed or existing Entity.

              (g) LOANS. Extend credit to or make any advance, loan, contribution or payment of money or goods to any person or Entity.

              (h) GOVERNANCE DOCUMENTS. Amend, supplement or otherwise modify the terms of the Articles of Organization or the Operating Agreement of the Lessee in any way.

              (i) OTHER TRANSACTIONS WITH LESSOR. Enter into any transaction with Lessor or any affiliate or related party to or with Lessor, other than pursuant to the Transaction Documents.

              (j) TRANSFERS OF EQUITY INTERESTS. Other than pursuant to the Option Agreement, permit the Member to transfer all or any portion of the Member's Equity Interest in Lessee to a party that does not as of the date hereof hold an equity interest in the Lessee.

              (k) AMEND TRANSACTION DOCUMENTS. (i) Amend, terminate, supplement or otherwise modify any Lease Document or Senior Credit Document, (ii) waive any default or potential event of default by Lessor under any Lease Document, (iii) declare a default or event of default under any Lease Document, (iv) exercise any right to extend the term of the Lease, (v) exercise any right to purchase the Facility or exercise a right of refusal with respect thereto or (vi) exercise any right to cancel the Lease as a result of a casualty or condemnation with respect to the Facility, or otherwise.

              (l) MERGERS AND CONSOLIDATIONS. Merger or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Entity.

              (m) ISSUANCE OF SECURITIES. Except for the Equity Interests of the Lessee that have been issued to the Member and are outstanding as of the date hereof, issue any equity interests or options, warrants or other rights to purchase any equity interests or any securities convertible or exchangeable for equity interests, or commit to do any of the foregoing.


                                    ARTICLE V
                                EVENTS OF DEFAULT

              SECTION 5.01 EVENTS OF DEFAULT. Each of the following events shall constitute an event of default hereunder ("SHORTFALL EVENT OF DEFAULT"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

              (a) The Lessee shall fail to make any payment of principal or interest, as stated in the Notes, when due, or the Member shall fail to make payments in connection with

Fundings (as provided in Section 1.01 hereof) when due or the Member or Lessee shall fail to contribute Fundings when due into the Collateral Account (each a "MONETARY DEFAULT"); or

              (b) Any representation or warranty made by the Lessee or the Member under or in connection with any Transaction Document shall prove to have been incorrect or misleading in any material respect when made; or

              (c) The Lessee or the Member shall fail to perform or observe any material term, covenant or agreement contained in this Agreement, or in any other Transaction Document, on its or their part to be performed or observed beyond the express applicable cure period, if any; or

              (d) The Lessee or any Member shall generally not pay its debts when due; or

              (e) The Lessee or any Member shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Lessee or any Member seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Lessee or any Member of any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Lessee or any Member or for any substantial part of its property; or the Lessee or any Member shall take any action to authorize any of the actions set forth above in this subsection; or

              (f) Any material provision of any Transaction Document to which the Lessee or the Member is a party shall for any reason cease to be valid and binding on the Lessee or the Member, or the Lessee or the Member shall so state in writing; or

              (g) The Leasehold Mortgage shall for any reason cease to create a valid and perfected security interest in any of the collateral covered thereby, subject in priority only to the Permitted Liens; or

              (h) an Option Agreement Event of Default, a Mortgage Event of Default, a Lease Event of Default, a Deposit Pledge Event of Default, a Phase Lease Event of Default, a Management Agreement Event of Default or any other default or event of default within the meaning of the definition of Event of Default shall occur and be continuing beyond the express applicable cure period, if any.


                                   ARTICLE VI
                                    REMEDIES

              SECTION 6.01 APPLICABLE PROVISIONS UPON OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of a Shortfall Event of Default, the following provisions shall apply:

              (a) ACCELERATOR AND TERMINATION:

                   (i) Automatic. Upon the occurrence of a Shortfall Event of
              Default specified in Section 5.01(e), the principal of, and the interest on, the Notes at the time outstanding, and all other amounts owed to BCC under this Agreement and any of the other Transaction Documents, shall become automatically due and payable without presentment, demand, dishonor, protest, or any notice of any kind all of which are expressly waived, anything in this Agreement or the other Transaction Documents to the contrary notwithstanding.

                   (ii) Optional. If any other Shortfall Event of Default shall have occurred, and in every such event, BCC may do the following: declare the principal of, and interest on, the Notes at the time outstanding, and all other amounts owed to BCC under this Agreement and the other Transaction Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, dishonor, protest or notice of any kind, all of which are expressly waived, anything in this Agreement or the other Transaction Documents to the contrary notwithstanding.

              (b) BCC'S RIGHT TO ENTER PROPERTY. BCC may enter upon the Property and any premises on which collateral may be located and, without resistance or interference by the Lessee, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as BCC shall choose, without being liable to the Lessee on account of any loss, damage or depreciation that may occur as a result thereof.

              (c) USE OF PREMISES. BCC may, without payment of any rent or any other charge to Lessee, enter the Property and, without breach of peace, take possession of the Property or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Lessee's equipment, for the purpose of (i) operating the Facility and (ii) collecting any accounts receivable.

              (d) OTHER RIGHTS. BCC may exercise any and all of its rights and remedies available under the other Transaction Documents, as well as those available in Law or in equity.

              (e) RIGHT TO FORECLOSE. BCC may foreclose upon the Lease, take immediate possession of the Facility and Property and operate the Property, all in accordance with the terms and conditions of the Leasehold Mortgage.

              (f) The exercise of the remedies under Sections 6.01(b), (c) and (e) above are subject to concurrent compliance with Article 18 of the Lease.

              SECTION 6.02 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

              (a) RIGHTS CUMULATIVE. The rights and remedies of BCC under this Agreement and each of the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies BCC may be selective and no failure or delay by BCC in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise of any other power or right.

              (b) WAIVER OF MARSHALLING. The Lessee and Member hereby waives any right to require any marshalling of assets and any similar right.

              (c) LIMITATION OF LIABILITY. Nothing contained in this Article VI or elsewhere in this Agreement or in any other Transaction Documents shall be construed as requiring or obligating BCC or any agent or designee thereof to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any account or any other Collateral or the moneys due or to become due under the Notes or any other Transaction Documents or in connection therewith, or to take any steps necessary to preserve any rights against prior parties and neither BCC nor any of its agents or designees shall have any liability to the Lessee for actions taken pursuant to this Article VI, any other provision of this Agreement or any other Transaction Documents, except as otherwise provided by Law.

              (d) WAIVER OF DEFENSES. Each of Lessee and the Member hereby waives any and all defenses, either by way of set-off as to matters arising prior to the date hereof or any other defenses, which Lessee presently believes it has or which Lessee may have in the future relating to monetary defaults under this Agreement or any other Transaction Document.

              SECTION 6.03 BCC EVENTS OF DEFAULT. Should BCC breach any covenant, agreement, or obligation of BCC in any Transaction Document, or should BCC breach any representation or warranty made to Lessee or the Member in any Transaction Document in any material way or should any BCC Affiliate breach any covenant, agreement or obligation of such BCC Affiliate in any Transaction Document to which such BCC Affiliate is a party, then, subject in all events to the provisions of Section 7.03 below, any such event shall constitute a BCC Default. In the event of a BCC Default, the Lessee and Member shall have the following remedies: (i) to pursue any remedy whatsoever in Law or in equity against BCC and/or (ii) to terminate all obligations of the Member and the Lessee to BCC and any BCC Affiliate under any or all Transaction Documents, including obligations of the Member under the Option Agreement. Such remedies may be exercised concurrently, and no remedy shall be exclusive of any other remedy available to the Member and the Lessee. Notwithstanding the foregoing, in no event shall BCC or any BCC Affiliate be liable for any consequential, incidental, special or similar form of damages to the Lessee or the Member.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

              SECTION 7.01 RIGHT TO CURE DEFAULTS UNDER TRANSACTION DOCUMENTS. The Member and Lessee shall promptly give BCC a copy of any notice of a default or event of default under any Lease Document or Senior Credit Document received from Lessor. BCC shall have the right, but not the obligation, to cure such default or event of default in accordance with the Working Capital Assurance Agreement.

              SECTION 7.02 CONFIDENTIALITY.

              (a) Lessee and the Member hereby covenant and agree, on behalf of Lessee, the Member and all Lessee Affiliates, that all Confidential Information (as hereinafter defined) will be held and treated by Lessee, the Member, Lessee Affiliates and the agents and employees of

Lessee, the Member and Lessee Affiliates in confidence and will not, except as explicitly consented to by BCC in its sole discretion, be disclosed by Lessee, the Member, Lessee Affiliates or the agents and employees of Lessee, the Member or Lessee Affiliates, in any manner whatsoever, in whole or in part, and will not be used by the Member, Lessee, Lessee Affiliates or the agents and employees of Lessee, the Member or Lessee Affiliates for any purpose whatsoever. Lessee and the Member further agree on behalf of Lessee, the Member and Lessee Affiliates (i) to disclose Confidential Information only to Lessee's employees who need to know the Confidential Information for purposes related to the Facility, (ii) to employ all reasonable procedures to ensure that neither the Lessee, the Member, or Lessee Affiliates, nor any of their respective agents or employees use the Confidential Information in connection with trading in the securities of BCC or communicate such information to others who so trade in such securities and (iii) that any Confidential Information not returned to BCC or the Management Firm, as applicable, will be held by Lessee and kept subject to the terms of this Section or destroyed.

         (b) As used in this Section, "Confidential Information" means all information and data containing or otherwise reflecting information concerning BCC or any BCC Affiliate, or any Phase Facility, which is not available to the general public but is material to the business, financial condition, or prospects of BCC and BCC Affiliates or otherwise would be material to making an investment decision with respect to the publicly traded securities of BCC, together with analyses, compilations, studies or other documents, whether prepared by BCC or any other Entity, which contain or otherwise reflect such information; provided, however, Confidential Information shall in no event include information that has become public through no wrongful action of Lessee or the Member or matters for which the Lessee or the Member are required to disclose pursuant to Laws.

              SECTION 7.03 CURE PERIOD FOR BCC. With respect to all obligations of BCC or a BCC Affiliate under the Transaction Documents, in no event shall BCC or such BCC Affiliate be in default regarding any such obligations unless and until Lessee and/or the Member provides notice to BCC of such default and a period of no less than ten (10) days (or such longer period as may be provided in the Transaction Documents) to cure such default.


                                  ARTICLE VIII
                                  MISCELLANEOUS

              SECTION 8.01 DEFINITIONS; INTERPRETATION; MISCELLANEOUS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other provisions set forth in Appendix 1 hereto shall apply to this Agreement.

              SECTION 8.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

                   (i)  If to the Lessee or any Member, at:

                        Financial Care Investors of Loyalsock, LLC
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, PA 17055

                   (ii) If to BCC, at

                        c/o BCC Development and Management Co.
                        5021 Louise Drive
                        Suite 200
                        Mechanicsburg, PA 17055
                        Att: Legal Department
                        Fax: (717) 796-6150


                        with a copy to
                        Steven J. Adelkoff
                        Kirkpatrick & Lockhart, LLP
                        1500 Oliver Building
                        Pittsburgh, PA 15222
                        Fax:  412-355-6501

or to such other address or facsimile number as a party may designate by notice to the other parties hereto. Each notice given hereunder shall simultaneously be provided (by the party giving such notice) to Lessor and its counsel at the address for such parties identified in the Lease.

              SECTION 8.03 JURISDICTION. THE LESSEE AND THE MEMBER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY PENNSYLVANIA COURT OR FEDERAL COURT SITTING IN PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THE LESSEE IS A PARTY, AND THE LESSEE AND THE MEMBER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA COURT OR IN SUCH FEDERAL COURT. THE LESSEE AND THE MEMBER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE LESSEE AND THE MEMBER IRREVOCABLY CONSENT TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE LESSEE AT ITS ADDRESS SPECIFIED IN SECTION 8.02. THE LESSEE AND THE MEMBER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF BCC TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BCC TO BRING ANY ACTION OR PROCEEDING AGAINST THE LESSEE OR ITS PROPERTY (OR THE MEMBER OR THE MEMBER'S PROPERTY) IN THE COURTS OF OTHER JURISDICTIONS.

              SECTION 8.04 PERFORMANCE OF DUTIES. The Lessee's obligations, and the obligation of the Member, under this Agreement and the other Transaction Documents shall be performed by the Lessee and the Member at their sole cost and expense. If the Lessee or the Member shall fail to do any act or thing which it or they have covenanted to do under this Agreement or any of the other Transaction Documents, BCC may, but shall not be obligated to, do the same or cause it to be done either in the name of BCC or in the name and on behalf of the Lessee or the Member, and the Lessee and the Member hereby irrevocably authorizes BCC to so act.

              SECTION 8.05 INDEMNIFICATION. The Lessee and the Member agree to reimburse BCC for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold BCC harmless from and against all losses suffered by BCC in connection with any breach by Lessee or the Member of any covenant, agreement, representation or warranty under any Transaction Document,

              The Lessee shall indemnify BCC as provided herein upon demand and in immediately available funds.

              SECTION 8.06 INJUNCTIVE RELIEF. All parties recognize that, in the event BCC, the Lessee or the Member fails to perform, observe or discharge any of its or their obligations or liabilities under this Agreement or any of the other Transaction Documents, any remedy of Law may prove to be inadequate relief, therefore, BCC, the Lessee and the Member agree that the non-defaulting party(ies) shall be entitled to temporary and permanent equitable relief in any such case without the necessity of proving actual damages.

              SECTION 8.07 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Lessee, the Member and BCC and their respective personal representatives, heirs, successors and assigns, except that Lessee shall have no right to assign its rights hereunder or any interest herein.

              SECTION 8.08 WAIVERS.

              (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE LESSEE, THE MEMBER AND BCC WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY THE LESSEE, EACH MEMBER AND BCC, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE LESSEE AND/OR THE MEMBER ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE LESSEE, THE MEMBER AND BCC OF ANY KIND OR NATURE, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND WHETHER NOW EXISTING OR HEREAFTER ARISING, AND LESSEE AND THE MEMBER HEREBY AGREE AND CONSENT THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, IF BCC SO CHOOSES, WITHOUT JURY AND BCC MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE LESSEE AND THE MEMBERS TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

              (b) FURTHER, THE LESSEE AND THE MEMBER WAIVE THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS.

              (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

              SECTION 8.09 CONFLICT WITH LEASE DOCUMENTS

              This Agreement is subject to the covenants and agreements contained in the Lease and other Lease Documents. In the event of any conflict between the provisions of this Agreement and the Lease Documents, the provisions of the Lease Documents shall control.

              SECTION 8.10 THIRD PARTY BENEFICIARY

              BCC, the Member and the Lessee each acknowledge and agree that this Agreement and the rights hereunder are intend to benefit, in addition to the parties hereto, the Lessor, who shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, (i) the representations, warranties, affirmative covenants and negative covenants of Lessee and the Member contained herein shall inure to the benefit of Lessor (together with BCC) and (ii) the Lessor may enforce any or all of the provisions herein contained. BCC hereby acknowledges and agrees that any security interest BCC acquires in personal, intangible and other property of the Lessee, including the Collateral Account (but not the Equity Interests) or the Leasehold Mortgage pursuant to this Agreement shall be and is subordinate to the security interests of Lessor created under the Lease and the Senior Credit Documents.

              SECTION 8.11 NO AMENDMENT

              BCC, Lessee and the Member hereby agree that no Transaction Document shall be amended, modified, terminated (except for terminations resulting from the Option or the Asset Purchase Option) or altered in any manner without the prior written consent of the Lessor.

              IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Shortfall Funding Agreement to be executed by their respective officers or authorized agents as of the date first above written.




ATTEST:                                FINANCIAL CARE INVESTORS OF
                                       [______________], LLC,
                                       a Delaware Limited Liability Company,


____________________________________   By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________




ATTEST:                                BALANCED CARE CORPORATION



____________________________________   By:______________________________________

                                       Title:___________________________________

ATTEST:                                FINANCIAL CARE INVESTORS, LLC.,
                                       A Delaware Limited Liability Company,



____________________________________   By:______________________________________

                                       Title:___________________________________




                                      S-2
                         [Shortfall Funding Agreement]

OMITTED SCHEDULE AND EXHIBITS


SCHEDULE 1:       MEMBER OF LESSEE

EXHIBIT A:        FORM OF NOTE ATTACHED

EXHIBIT B:        FORM OF LEASEHOLD MORTGAGE ATTACHED

EXHIBIT C:        FORM OF OPTION AGREEMENT